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                                                                  EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


TMP Worldwide Inc.
New York, New York


We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our reports dated March 20, 1998, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                BDO SEIDMAN, LLP

New York, New York
September 15, 1998